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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         WESLEY JESSEN VISIONCARE, INC.
             -----------------------------------------------------
             (Exact name of registgrant as specified in its chart)


               DELAWARE                                 36-4023739
----------------------------------------   -------------------------------------
(State of Incorporation or organization)     (IRS employer identification no.)



333 EAST HOWARD AVENUE, DES PLAINES, IL                    60018
---------------------------------------    -------------------------------------
(Address of principal executive offices)                 (zip code)


If this form relates to the
registration of a class of
debt securities and is                     If this Form relates to the
effective upon filing pursuant             registration of a class of debt
to General Instruction A(c)(1)             securities and is to be become
please check the following                 effective simultaneously with
box.  [_]                                  the effectiveness of a
                                           concurrent registration
                                           statement under the Securities
                                           Act of 1933 pursuant to General
                                           Instruction A(c)(2) please check
                                           the following box.  [_]


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


               Title of each class        Name of each exchange on which
               to be so registered          each class is to be registered
               -------------------        --------------------------------

                 Not applicable                    Not applicable


SECURITIES TO  BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                                   Common Stock
                             par value $.01 per share
                         -------------------------------
                                 (Title of Class)

                               Page 1 of 3 Pages
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ITEM 1.         DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                The description of the Registrant's Common Stock, par value $.01 per share (the "Commons Stock"), as included under the caption"Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on December 6, 1996, Registration Number 333-17353, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


ITEM 2.         EXHIBITS.

                The following exhibits, forming a part of the Registrant's Registration Statement on Form S-1, as may be amended by time to time, are hereby incorporated by reference:


                Number                  Description
                ------                  -----------

                1.              Speciman certificate for the Common Stock.

                2. Amended and Restated Certificate of Incorporation of the Registrant.

                3.              Amended and Restated By-laws of the Registrant.

                4. Amended and Restated Registration Agreement by and among the Registrant and certain stockholders of the Registrant.

                5. Stockholders Agreement by and among the Registrant and certain stockholders of the Registrant.

                               Page 2 of 3 Pages
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        WESLEY JESSEN VISIONCARE, INC.



                                        By:     Edward J. Kelley
                                        ----------------------------------------
                                                 Edward J. Kelley
                                                 Chief Financial Officer

Date:  January 21, 1997

                               Page 3 of 3 Pages